Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and the Post-effective Amendment No. 1 to PacifiCorp’s Registration Statement on Form S-3 (File no: 333-128134) of our report dated May 26, 2006 relating to the financial statements, which appears in PacifiCorp’s Annual Report on Form 10-K for the year ended March 31, 2006.  We also consent to the reference to us under the heading “Experts” in such Registration Statements.

PricewaterhouseCoopers LLP
Portland, OR
February 12, 2007